Exhibit 10.12

English translation

Power of Attorney

The Power of Attorney (“this Agreement”) is entered into by the following parties in Shanghai, China on January 6, 2021:

Party A: Qizhi (Shanghai) Network Technology Co., Ltd.

Address: Building C, No.888, Huanhu West Second Road, Lingang New Zone, China (Shanghai) Pilot Free Trade Zone

Party B:

Party B 1: Zhiying Xiao

ID Card No.: ***;

Party B 2: Huan Yao

ID Card No.: ***;

In this Agreement, Party A and Party B may be referred to individually as a “Party” or collectively as the “Parties”.

Whereas:

(1)	Party B holds 100% equity of Shanghai Wonder Education Co., Ltd. (“the Company”) in total (“Party B’s Equity”).

(2)	Party B intends to entrust Party A or its designated person to exercise all its voting rights in the Company as a shareholder.

(3)

Party A, Party B and the Company have entered into the Equity Pledge Agreement (“the Equity Pledge Agreement”), the Exclusive Call Option Agreement (“the Exclusive Call Option Agreement”) and the Exclusive Asset Purchase Agreement (“the Exclusive Asset Purchase Agreement”) on January 6, 2021; Party A and the Company have entered into the Exclusive Business Cooperation Agreement (“the Exclusive Business Cooperation Agreement”) on January 6, 2021.

Therefore, the Parties reach the following agreement after negotiation:

Party B hereby irrevocably authorizes Party A to exercise the following rights in connection with Party B’s Equity during the term of this Agreement:

Party A or its designated person is hereby authorized to act as Party B’s sole agent and authorized person in respect of all matters relating to Party B’s Equity to exercise the shareholder’s rights as a shareholder of the Company pursuant to the Articles of Association of the Company in force, including but not limited to: 1) participating in the general meeting of the Company; 2) exercising all the shareholder’s rights and shareholder’s voting rights of Party B in accordance with Chinese laws and the Articles of Association of the Company, including but not limited to selling, transferring, pledging or disposing of part or all of Party B’s Equity; 3) designating and appointing the legal representative (chairman), directors, supervisors, CEO and other senior officer of the Company on behalf of Party B; and 4) other shareholder’s rights under the Articles of Association of the Company.

Without prejudicing the generality of the power granted under this Agreement, Party A shall have the power and be authorized to execute the transfer contracts set out in the Exclusive Call Option Agreement (to which Party B shall be a party) and perform the terms of the Equity Pledge Agreement and the Exclusive Call Option Agreement which is signed on the same date as this Agreement and to which Party B is a party.

All the actions of Party A in connection with Party B’s Equity shall be deemed to be Party B’s own actions and all the documents signed shall be deemed to have been signed by Party B. Party B hereby recognizes and approves such actions and/or documents of Party A.

Party A has the right to delegate or transfer its rights in connection with the above matters to any person or entity at its sole discretion, without prior notice to or approval of Party B.

As long as Party B is a shareholder of the Company, this Agreement and the authorization hereunder shall be irrevocable with the rights attached thereto and shall remain in force and effect from the date of execution of this Agreement.

During the term of this Agreement, Party B hereby waives and shall not exercise all the rights related to Party B’s Equity that it has already granted to Party A under this Agreement.

All the power of attorney or similar agreements (if any) issued by Party B prior to the date of this Agreement in connection with any equity shall be irrevocably revoked.

Any dispute in connection with the interpretation and performance of this Agreement shall be first resolved by the Parties through friendly negotiation. If the Parties fail to reach consensus on the dispute resolution in 30 days after any party provides request to the other party to resolve the dispute through friendly negotiation, any party may submit the dispute to Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules in force. The place of arbitration shall be in Shanghai, and the arbitration language shall be Chinese. The arbitration award shall be final and binding on the Parties.

This Agreement shall be in Chinese and executed in triplicate, with each party holding one copy each, and each copy shall have the same legal effect.

(No text below)

There is no text in this page, which is the signature page of the Power of Attorney.

Party A: Qizhi (Shanghai) Network Technology Co., Ltd. (Seal)

/s/ Qizhi (Shanghai) Network Technology Co., Ltd.

Legal representative: Jianjun Yu

Party B:

Party B 1: Zhiying Xiao

Signatory: /s/ Zhiying Xiao

Party B 2: Huan Yao

Signatory: /s/ Huan Yao